UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

SANTARUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 400, San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 4, 2012, Santarus, Inc. (“Santarus”) announced that the U.S. Court of Appeals for the Federal Circuit reversed in part a lower court decision of invalidity involving certain asserted patent claims covering Zegerid® Capsules and Zegerid Powder for Oral Suspension. The Federal Circuit found that certain claims of asserted U.S. Patent numbers 6,780,882 and 7,399,772, which Par Pharmaceutical, Inc. (“Par”) had been found to infringe, were not invalid due to obviousness. These patents represent two of the five patents that were found to be invalid by the District Court, and the Federal Circuit affirmed the District Court’s finding of invalidity for the asserted claims from the remaining three patents. The Federal Circuit also upheld the District Court’s finding that there was no inequitable conduct. The case will be remanded back to the U.S. District Court for the District of Delaware for further proceedings consistent with the appellate decision.

These patents were the subject of lawsuits brought by Santarus in 2007 against Par for patent infringement associated with Par’s submission of Abbreviated New Drug Applications, or ANDAs, to the U.S. Food and Drug Administration. The District Court previously found that the asserted claims from the five patents at issue were infringed by Par’s proposed products, but that the asserted patent claims were invalid due to obviousness. Par did not appeal the District Court’s finding of infringement. In July 2010, following the District Court’s invalidity decision, Prasco, LLC, under a distribution and supply agreement with Santarus, and Par launched generic versions of Zegerid Capsules.

Following the Federal Circuit’s decision, Santarus intends to aggressively pursue all remedies available to it, including damages as well as seeking an order halting further sales of Par’s generic products. Although Par may seek a rehearing of the Federal Circuit decision or pursue an appeal to the U.S. Supreme Court, Santarus does not believe that Par has a meritorious basis upon which to further dispute infringement or validity.

Forward-Looking Statements

Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: Santarus’ ability to obtain a court order halting further sales of Par’s generic product and/or recover damages from Par in a timely manner or at all; the difficulty in predicting the timing and outcome of the further District Court proceedings and whether Par raises any further challenges concerning infringement or invalidity through rehearing or further appeal; the impact of the appellate decision on the additional pending patent litigation relating to Zegerid and Zegerid OTC®; delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: September 4, 2012	By:	/s/ Carey J. Fox
	Name:	Carey J. Fox
	Title:	SVP, General Counsel